UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 March 13, 2003
                                (Date of Report)


                         AMERICAN BUILDING CONTROL, INC.
             (Exact name of Registrant as specified in its charter)


Delaware                               0-9463                  75-2626358
(State or other jurisdiction of     (Commission              (IRS Employer
incorporation or organization)      file Number)           Identification No.)


                             1301 Waters Ridge Drive
                             Lewisville, Texas 75057
                    (Address of principal executive offices)



                                 (972) 353-6500
              (Registrant's telephone number, including area code)



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                AMERICAN BUILDING CONTROL, INC. AND SUBSIDIARIES


Item 5:  Other Events

American Building Control today issued the following open letter to shareholders:

March 13, 2003

Dear American Building Control (formerly Ultrak) Stockholders:

The sale of our closed circuit television business to Honeywell was concluded on December 20, 2002. American Building Control, Inc. ("ABC") is our new corporate name and we are trading under the NASDAQ symbol "ABCX".

I am pleased to report that your company is sound and moving forward in a positive direction. We have paid off all of our debt and have $10 million in cash, with an additional $5 million expected to be received over the next 18 months. Mr. Zenger has resigned as an officer, a director and an employee. We have elected four new independent directors that are very experienced and we expect to add one more independent director in the near future.

ABC is well positioned to participate in the global electronic security market using Internet technology and currently serves the following markets:

Access Control: MDI Security Systems is a leading global provider of integrated Access Control security systems to large scale government and commercial customers. For more information go to www.mdisecure.com.

Consumer Retail: Security and More provides a complete range of "Do it Yourself" security systems to small business through consumer retail stores and direct marketing. For more information go to www.SecurityandMore.com.

Industrial Video: Industrial Vision Source ("IVS") is a distributor of industrial machine vision components. IVS distributes cameras, lenses, monitors, cables, and accessories from manufacturers such as Sony, Hitachi, Panasonic, Toshiba, Pulnix, Tamron, Pentax, Fujinon, and Navitar. For more information go to www.i-v-s.com.

Mobile Video Products ("MVP") is a manufacturer of video and audio recording systems for the school bus market. More information about MVP can be found at www.mobilevideo.com.

Alarm Management Software: ABM Data Systems designs, develops, markets, installs and supports computerized software systems for the Commercial and Proprietary Central Station security market. Their product information can be found at www.abmdata.com.

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The ABC family of companies is committed to profitability and growing our respective businesses. The Company enjoys the full support of our major investors and we will soon present a five year strategic plan to our Board of Directors.

In a Board meeting held on March 12, 2003, Mr. John Macaulay was elected to serve on our Board. He will be the "financial expert" and the Chairman of the Audit Committee. The Board also approved the repurchase of up to $200,000 of the Company's common stock, because the Company believes that our shares are currently undervalued.

We appreciate your continued support of American Building Control and our vision to be a leader in the global electronic security market.

Sincerely,

AMERICAN BUILDING CONTROL, INC.


Bryan C. Tate
Chairman and CEO


About American Building Control Inc.

With headquarters located in the Dallas suburb of Lewisville, Texas, American Building Control Inc. (formerly Ultrak, Inc.) is a global leading provider of access control, consumer/do-it-yourself, industrial video product, mobile video-product, and alarm-management products as well as services. For more information on American Building Control please call (800) 221-7225.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, certain statements included in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company's filings with the Securities and Exchange Commission.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      AMERICAN BUILDING CONTROL, INC.
                                      (Registrant)

Date: March 13, 2003                  By:  /s/Chris Sharng
                                         ----------------------------------
                                           Chris Sharng
                                           Senior Vice President and
                                           Chief Financial Officer


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